                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            --------------------
(UNAUDITED--DOLLARS IN MILLIONS)                                              1996       1995
                                                                            ---------  ---------
Earnings:
  Income from continuing operations before income taxes...................  $   102.7  $    85.4
  Add: Fixed charges......................................................       13.3       10.0
                                                                            ---------  ---------
Earnings as adjusted......................................................  $   116.0  $    95.4
                                                                            ---------  ---------
                                                                            ---------  ---------
Fixed charges:
  Interest expense........................................................  $    10.3  $     7.3
  Interest portion of rent expense........................................        3.0        2.7
                                                                            ---------  ---------
Total fixed charges.......................................................  $    13.3  $    10.0
                                                                            ---------  ---------
                                                                            ---------  ---------
Ratio of earnings to fixed charges........................................        8.7        9.5
                                                                            ---------  ---------
                                                                            ---------  ---------
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For  purposes of computing the  ratio of earnings to  fixed charges, earnings as adjusted consist of income  from continuing operations  before income taxes  and fixed  charges.  Fixed charges  consist of  interest  expense and  the estimated interest portion of rent expense.